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                                 PRESS RELEASE

                                                 Contacts: Arthur C. Wiener
                                                           (212) 465-3000

                                                           Michael R. Harmon
                                                           (910) 665-3037

GREENSBORO, N.C., JUNE 7, 1996/PRNewswire - Galey & Lord, Inc. (NYSE:GNL) today announced that its newly formed subsidiary G&L Service Company, North America, Inc. has completed the previously announced purchase of Dimmit Industries, S.A. de C.V. from Farah Incorporated (NYSE:FRA) for approximately $22.5 million. Dimmit is composed of six manufacturing facilities in Piedras Negras, Mexico and sews and finishes pants and shorts for the men's casual wear market. G&L Service Company, North America, Inc. will produce finished garments made from the Company's fabric and sell these garments to the Company's current customers.

Galey & Lord is a leading manufacturer of high-quality woven cotton and cotton-blended apparel fabrics, sold principally to manufacturers of sportswear and commercial uniforms. The Company also manufactures fabrics used in home furnishings, including comforters, bedspreads and curtains.